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                                                                    Exhibit 99.2

                          NOTICE OF GUARANTEED DELIVERY
                                  for tender of
                              5-1/4% Notes due 2004
                                       of
                            THE DOW CHEMICAL COMPANY

      This form or one substantially equivalent hereto must be used to accept the Exchange Offer of The Dow Chemical Company (the "Company") made pursuant to the Prospectus, dated __, 2001 (the "Prospectus"), if certificates for the outstanding 5-1/4% Notes due 2004 of the Company (the "Original Notes") are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach Bank One Trust Company, N.A., as exchange agent (the "Exchange Agent") prior to 5:00 P.M., New York City time, on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Original Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof) must also be received by the Exchange Agent prior to 5:00 P.M., New York City time, on the Expiration Date. Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Prospectus.

                  The Exchange Agent for the Exchange Offer is:

                          Bank One Trust Company, N.A.

           By Hand, Registered or Certified Mail or Overnight Courier:
                          Bank One Trust Company, N.A.
                        One North State Street, 9th Floor
                             Chicago, Illinois 60602
                              Attention: Exchanges

                              For Information Call:
                                 (800) 524-9472

                            By Facsimile Transmission
                        (for Eligible Institutions only):
                                 (312) 407-8853
                              Attention: Exchanges

                              Confirm by Telephone:
                                 (800) 524-9472

      Delivery of this instrument to an address other than as set forth above, or transmission of this instrument via facsimile other than as set forth above, will not constitute a valid delivery.

      This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
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Ladies and Gentlemen:

      Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Original Notes set forth below pursuant to the guaranteed delivery procedure described in "The Exchange Offer--Guaranteed Delivery Procedures" section of the Prospectus.

      Name(s) of Registered Holder(s):__________________________________________
                                              (Please Print or Type)

Principal Amount of Original Notes Tendered:(1)

$________________________________________________

$________________________________________________

$________________________________________________

Certificate No(s). (if available):

$________________________________________________

$________________________________________________

$________________________________________________

(1) Must be in denominations of principal amount of $1,000 and any integral multiple thereof.

Total Principal Amount Represented by Original Notes Certificate(s): $__________

If Original Notes will be delivered by book-entry transfer to The Depository Trust Company, provide account number.

DTC Account Number:_________________________

      All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                                PLEASE SIGN HERE

      Must be signed by the holder(s) of Original Notes as their name(s) appear(s) on certificates for Original Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery.


__________________________________________________     _________________________

__________________________________________________     _________________________
 Signature(s) of Holder(s) or Authorized Signatory             Date

Area Code and Telephone Number:_________________________________________________

      If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Please Print Name(s) and Address(es)

Name(s):________________________________________________________________________

________________________________________________________________________________

Title/Capacity:_________________________________________________________________

Address(es):____________________________________________________________________
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                                    GUARANTEE
                    (Not to be Used for Signature Guarantees)

      The undersigned, a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program, hereby guarantees that the certificates representing the principal amount of Original Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Original Notes into the Exchange Agent's account at The Depository Trust Company pursuant to the procedures set forth in "The Exchange Offer--Guaranteed Delivery Procedures" section of the Prospectus, together with one or more properly and duly executed Letters of Transmittal (or facsimile thereof or Agent's Message in lieu thereof) and any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than [three] New York Stock Exchange trading days after the Expiration Date.

      The institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the certificates representing any Original Notes (or a confirmation of book-entry transfer of such Original Notes into the Exchange Agent's account at DTC), the Letter of Transmittal (or facsimile thereof) and any other required documents to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.

__________________________________     _________________________________________
            Name of Firm                          Authorized Signature

__________________________________     _________________________________________
              Address                          Name (Please Type or Print)

__________________________________     _________________________________________
                         Zip Code                        Title

__________________________________     Dated:_____________________________, 2001
           Telephone Number


NOTE: DO NOT SEND THE ORIGINAL NOTES WITH THIS FORM. ORIGINAL NOTES SHOULD BE
      SENT ONLY WITH A COPY OF YOUR PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.